Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”), dated as of July 23    , 2018 (the “Effective Date”), is made and entered into by and between CHERRY HILL DRIVE OWNER, LLC, a Delaware limited liability company (“Landlord”) and ABIOMED, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A.Landlord and Tenant are parties to that certain Lease dated as of February 2, 2017 “Original Lease”) for that portion of the office building located at 24-42 Cherry Hill Drive, Danvers, Massachusetts (the “Building”) consisting of 21,603 rentable square feet as more particularly described in the Lease (the “Original Premises”).

B.Landlord and Tenant entered into that certain First Amendment to Lease dated as of December 14, 2017 (the “First Amendment”) wherein, among other things, (i) the Term of the Lease was extended to expire on August 31, 2025 (the “Existing Premises Expiration Date”), and (ii) the Original Premises was expanded by the Expansion Premises (as described in the First Amendment) consisting of approximately 6,607 rentable square feet (the “First Amendment Expansion Premises”).

C.Landlord and Tenant entered into that certain Second Amendment to Lease dated as of March 2, 2018 (the “Second Amendment”) wherein, among other things, the Premises was expanded by the Second Amendment Expansion Premises (as described in the Second Amendment) consisting of approximately 11,269 rentable square feet (the “Second Amendment Expansion Premises”; the Original Premises, the First Amendment Expansion Premises and the Second Amendment Expansion Premises, together, the “Existing Premises”).

D.Landlord and Tenant entered into that certain Third Amendment to Lease dated as of March 30, 2018 (the “Third Amendment”) wherein, among other things, the Landlord’s obligations and certain dates set forth in the Second Amendment were amended and modified.

E.Tenant wishes to further expand the Premises to include the addition of the space consisting of approximately 23,864 rentable square feet in the Building (defined in the First Amendment as the Subordinate Right of First Offer Space) and identified on the plan attached hereto as Exhibit A (the “Fourth Amendment Expansion Premises”) for a term (solely with respect to the Fourth Amendment Expansion Premises) commencing on October 1, 2018 (the “Fourth Amendment Commencement Date” and ending on August 31, 2027 (the “Fourth Amendment Expansion Premises Expiration Date”).

F.Landlord and Tenant wish to acknowledge and agree that (i) the Term of Lease solely with respect to the Existing Premises has previously commenced and shall expire on the Existing Premises Expiration Date (the “Existing Premises Term”), and (ii) the Term of Lease solely with respect to the Fourth Amendment Expansion shall commence on the Fourth Amendment Commencement Date and shall expire on the Fourth Amendment Expansion Premises Expiration Date (the “Fourth Amendment Expansion Premises Term”).

G.Landlord and Tenant wish to make certain amendments and modifications to the terms and provisions of the Lease consistent with the foregoing as hereinafter set forth.  The Lease, as modified by the First Amendment, the Second Amendment, the Third Amendment, and this Fourth Amendment, is hereinafter referred to as the “Lease.” Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Lease.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.Premises; Tenant’s Percentage.  Effective as of Fourth Amendment Expansion Premises Commencement Date:  (i) the definition of Premises as set forth in the Lease shall be amended by adding the Fourth Amendment Expansion Premises thereto, and (ii) Tenant’s Percentage shall be increased by 23.72%. Upon the occurrence of the Fourth Amendment Commencement Date, (i) the term “Premises” shall be deemed to mean the Existing Premises and the Fourth Amendment Expansion Premises, (ii) the Premises shall be deemed to consist of 63,343 rentable square feet, consisting of the Original Premises (21,603 rentable square feet), the First Amendment Expansion Premises (6,607 rentable square feet), the Second Amendment Expansion Premises (11,269 rentable square feet), and the Fourth Amendment Expansion Premises (23,864 rentable square feet), and (iv) Tenant’s Percentage shall be deemed to be 62.95%.

2.	Term; Extension Options.

(a)Landlord and Tenant hereby acknowledge and agree that the Term of Lease with respect to the Existing Premises and the Fourth Amendment Expansion Premises shall not be co-terminus and the Term of Lease solely with respect to the Existing Premises shall expire on the Existing Premises Expiration Date and the Term of Lease solely with respect to the Fourth Amendment Expansion Premises shall expire on the Fourth Amendment Expansion Premises Expiration Date. For purposes of the Lease, except as otherwise set forth herein, the terms “Term”, “Lease Term” or “Term of Lease” shall mean the Existing Premises Term and the Fourth Amendment Expansion Premises Term.

(b)Landlord and Tenant hereby acknowledge and agree that, notwithstanding any term or condition set forth in the Lease, except as set forth in Section 2(c) below, the Extension Option set forth in Exhibit B of the Original Lease (as amended by Section 1(b) of the First Amendment) shall apply solely to the Existing Premises and the Existing Premises Term and shall not apply to the Fourth Amendment Expansion Premises or the Fourth Amendment Expansion Premises Term.

(c)The Extension Option set forth in Exhibit B of the Original Lease shall remain in full force and effect throughout the Fourth Amendment Expansion Premises Term and apply to the Fourth Amendment Expansion Premises (as well as to the Existing Premises through and including the Existing Premises Expiration Date), provided however, that, solely with respect to the Fourth Amendment Expansion Premises Term and the Fourth Amendment Expansion Premises:

i.

The second paragraph of Exhibit B of the Original Lease, as it applies solely to the Fourth Amendment Expansion Premises and the Fourth Amendment Expansion Premises Term, shall be deemed modified in its entirety to read as follows: “EXTENSION OPTIONS  So long as there exists no default beyond any applicable notice and cure periods, either at the time of exercise or on the first day of the Fourth Amendment Expansion Premises Extension Term (as hereinafter defined) and Tenant has not assigned this Lease nor sublet the Premises in whole or in part, Tenant shall have the option to extend the Fourth Amendment Expansion Premises Term for up to two (2) consecutive periods of four (4) years each (each, a “Fourth Amendment Expansion Premises Extension Term”) upon written notice to Landlord given not less than twelve (12) months and not more than fifteen (15) months prior to the expiration of the Fourth Amendment Expansion Premises Term or first Fourth Amendment Expansion Premises Extension Term, as applicable. If Tenant fails to exercise its first option to extend the Fourth Amendment Expansion Premises Term strictly within the time period set forth in this section, then Tenant's first and second option to extend the Fourth Amendment Expansion Premises Term shall both automatically lapse and be of no further force or effect. If Tenant exercises its first option to extend the Fourth Amendment Expansion Premises Term but fails to exercise its second option to extend the Fourth Amendment Expansion Premises Term strictly within the time period set forth in this section, then Tenant's second option to extend the Fourth Amendment Expansion Premises Term shall automatically lapse and be of no further force or effect.  In the event that Tenant exercises the option(s) granted hereunder, the applicable Fourth Amendment Expansion Premises Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such Fourth Amendment Expansion Premises Extension Term except that the Base Rent due from the Tenant with respect to the Fourth Amendment Expansion Premises shall be increased to Landlord's determination of Base Rent as provided herein, and,  other than the second extension option provided herein, Tenant shall have no further right or option to extend the Fourth Amendment Expansion Premises Term or to any abatements, improvement allowance or other inducements. If Tenant timely exercises its option(s) to extend the Fourth Amendment Expansion Premises Term, then no later than thirty (30) days following receipt of Tenant's notice, Landlord shall notify Tenant in writing of Landlord's determination of the Base Rent for the Fourth Amendment Expansion Premises for such Fourth Amendment Expansion Premises Extension Term ("Landlord's Fourth Amendment Expansion Premises Rental Notice"). If Tenant does not object to Landlord's determination of the Base Rent by written notice to Landlord within twenty (20) days after the date of Landlord's Fourth Amendment Expansion Premises Term, then Tenant shall be deemed to have accepted the Base Rent set forth in Landlord's Fourth Amendment Expansion Premises Rental Notice.”

ii.

All references in the third and fourth paragraphs of Exhibit B of the Lease to (1) “the Extension Term” shall be modified to read “the applicable Fourth Amendment Expansion Premises Extension Term”, (2) “Landlord’s Rental Notice” shall be modified to read “Landlord’s Fourth Amendment Expansion Premises Rental Notice,” and (3) the “Premises” shall be modified to read the “Fourth Amendment Expansion Premises.”

3.Base Rent.  Effective as of the Fourth Amendment Commencement Date, in addition to the Base Rent and Additional Rent payable to Tenant with respect to the Existing Premises, Tenant shall pay Base Rent for the Fourth Amendment Expansion Premises in accordance with the terms and conditions of the Lease in the following amounts applicable to the following periods (and Tenant shall pay Additional Rent for the Fourth Amendment Expansion Premises as set forth in the Lease):

Period	Base Rent (per annum) (NNN)	Base Rent (per month) (NNN)	Base Rent (per rentable square foot, per annum) (NNN)
Fourth Amendment Commencement Date – September 30, 2019	$334,096.00	$27,841.33	$14.00
October 1, 2019 – September 30, 2020	$344,834.80	$28,736.23	$14.45
October 1, 2020 – September 30, 2021	$355,812.24	$29,651.02	$14.91
October 1, 2021 – September 30, 2022	$367,266.96	$30,605.58	$15.39
October 1, 2022 – September 30, 2023	$378,960.32	$31,580.03	$15.88
October 1, 2023 – September 30, 2024	$391,130.96	$32,594.25	$16.39
October 1, 2024 – September 30, 2025	$403,540.24	$33,628.35	$16.91

October 1, 2025 – September 30, 2026	$416,426.80	$34,702.23	$17.45
October 1, 2026 – August 31, 2027	$429,552.00	$35,796.00	$18.00

Notwithstanding any term or condition of the Lease  to the contrary, Tenant’s obligation to pay Base Rent solely with respect to the Fourth Amendment Expansion Premises shall abate for the period commencing on the Fourth Amendment Commencement Date and ending on March 31, 2019.

4.Condition of the Fourth Amendment Expansion Premises; Landlord’s Work.

(a)Condition of the Fourth Amendment Expansion Premises. Tenant hereby acknowledges and agrees that, subject to Landlord’s obligation with respect to the Landlord’s Work, it hereby accepts the Fourth Amendment Expansion Premises in such “AS IS, WHERE IS” condition as exists on the date hereof.  Further, Tenant specifically acknowledges and agrees that no provision of the Lease concerning (i) improvements, alterations and/or additions to be performed or provided by Landlord or at Landlord’s expense, (ii) tenant improvement allowances, (iii) reimbursement allowance, or (iv) free rent or other rent concession shall have any application whatsoever to the Fourth Amendment Expansion Premises or this Fourth Amendment, except as specifically set forth in this Fourth Amendment.

(b)Landlord’s Work.  Landlord hereby acknowledges and agrees that prior to the Fourth Amendment Commencement Date, it shall, at its sole cost and expense, (i) fully demise in accordance with all applicable laws and regulations the Fourth Amendment Expansion Premises, including without limitation, all mechanical, electrical, HVAC and plumbing systems, from the 18,974 rentable square foot space immediately adjacent to the Fourth Amendment Expansion Premises presently leased to Leica Biosystems Newcastle Ltd. (or its affiliate), (ii) remove the large refrigerator/freezer presently located in the Fourth Amendment Expansion Premises, (iii)  remove the UPS (uninterruptible power supply) system presently serving the Fourth Amendment Expansion Premises, and (iv) cause the Fourth Amendment Expansion Premises to be in broom clean condition (the “Landlord’s Work”).

5.Utilities; Temporary Mechanical Room; Data/Server Room.

(a)Utilities.  Landlord and Tenant hereby acknowledge and agree that the entire Premises (including the Existing Premises and the Fourth Amendment Expansion Premises) are served by gas and electric utilities which are separately metered from the remaining portions of the Building by one or more meters.  Landlord represents that all meters for  such gas and electric utilities are currently in the Premises (including the Existing Premises and the Fourth Amendment Expansion Premises)  and serve no other portions of the Building. Accordingly, Tenant shall be responsible for paying the cost of such utilities used by the Premises.  Notwithstanding the foregoing, water service for the Building is not separately metered and, therefore, Tenant shall continue to pay Tenant’s Percentage of the cost of water used by the Building, however, in the event any portion of the Premises is not used for general office purposes, Tenant shall be required, at its sole cost and expense, to install a separate meter or check meter to measure water usage of such non-office portion of the Premises and Tenant shall be responsible for paying the entire cost of water used by such non-office portion of the Premises. In the event of any conflict between the provisions of this paragraph and any provisions of the Existing Lease governing utilities, the provisions of this paragraph shall prevail.

(b)Mechanical Room.  Effective as of the Fourth Amendment Commencement Date, Section 4(b) of the Second Amendment (Temporary Mechanical Room) shall be deleted in its entirety and have no further force or effect and Tenant shall have sole and exclusive use of the Temporary Common Area (described in such Section 4(b) of the Second Amendment).

(c)Data/Server Room.  Effective as of the Fourth Amendment Commencement Date, Section 4(c) of the Second Amendment (Data/Server Room) shall be deleted in its entirety and have no further force or effect and Tenant shall have sole and exclusive use of the Temporary Data/Server Room (described in Section 4(c) of the Second Amendment).

6.Right of First Offer.  Landlord and Tenant hereby acknowledge and agree that the Fourth Amendment Expansion Premises is the same space described as the “Subordinate Right of First Offer Space” in the Right of First Offer attached as Exhibit B of the First Amendment.  Accordingly, such Right of First Offer shall have no further force or effect with respect to such Subordinate Right of First Offer Space described therein, but shall remain in full force and effect as to the Other Right of First Offer Space described therein.

7.Broker. Landlord and Tenant each represents and warrants to the other that, except for Jones Lang LaSalle (the “Broker”), it has had no dealing with any other broker or agent in connection with the negotiation or execution of this Fourth Amendment, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regards to this leasing transaction, except for the Broker.   Any commission owed to the Broker shall be paid by Landlord pursuant to separate agreement.

8. Counterparts; PDF Signatures. This Fourth Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart.  PDF signatures shall be binding as originals.

9.Ratification.Except as amended by this Fourth Amendment, all other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

10.Successors and Assigns.  This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed under seal as of the date first written above.

LANDLORD:

CHERRY HILL DRIVE OWNER LLC,

a Delaware limited liability company

By:  /s/ Brandon D. Kelly

Name: Brandon D. Kelly

Title: Authorized Signatory

TENANT:

ABIOMED, INC., a Delaware corporation

By: /s/ Michael R. Minogue

Name:Michael R. Minogue

Title:Chairman, President and Chief Executive Officer

EXHIBIT A

PLAN OF FOURTH AMENDMENT EXPANSION PREMISES